EXHIBIT 10.16



                  SETTLEMENT AGREEMENT AND MUTUAL RELEASE


         This Settlement Agreement and Mutual Release ("Agreement") is effective April 6, 1998 and as executed on the date appearing below opposite relevant signatures by and among Glen M. Nast ("Nast") and Anicom, Inc., a Delaware corporation ("Anicom").

         WHEREAS, Nast and Anicom entered into an employment agreement as of March 12, 1996, wherein Nast was to be employed by Anicom through March 12, 2001 ("Nast Employment Agreement"); and

         WHEREAS, the parties mutually wish to accelerate the expiration of the Nast Employment Agreement and to settle and compromise all matters with respect to the Nast Employment Agreement.

         THEREFORE, in consideration of the above, the parties hereto agree as follows:

1. The foregoing recitals are incorporated by reference herein and made a part hereof as though fully set forth.

2. Terms not defined herein shall have the meaning given them in the Nast Employment Agreement.

3. In consideration of the releases contained herein, Anicom shall pay to Nast Five Hundred Forty Thousand Dollars ($540,000) ("Settlement Proceeds"); provided however, that Anicom's. obligation to pay the Settlement Proceeds shall only arise and shall be expressly conditioned upon Nast having not elected to revoke this Agreement prior to the expiration of the "Revocation Period" as described in Paragraph 14. Within twenty four (24) hours after the expiration of the Revocation Period, Anicom shall wire transfer the Settlement Proceeds less income, FICA and Medicare taxes appropriately withheld in



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     connection with such disbursement  (the "Net Settlement  Proceeds")  to the Lipson, Neilson, Jacobs & Cole P.C. Client Trust Account (the "Transferee Account"). The wire transfer information is as follows:

                Bank:             Huntington Banks of Michigan (Troy, Michigan)
                Routing Code:     # 072410343
                Account No.       # 4250 011 4430

         Upon receipt of the Net Settlement Proceeds, Nast or his legal counsel shall provide written confirmation to Anicom of receipt of the Net Settlement Proceeds. Anicom shall promptly furnish Nast or his legal counsel with a schedule identifying the taxes withheld in connection with the wire transfer of the Net Settlement Proceeds. In the event any taxes, interest and/or penalties are assessed against Anicom or Nast as a result of this Agreement or with respect to payments made pursuant hereto which involve taxes which are customarily the responsibility of an employee, Nast agrees to indemnify Anicom for said taxes, interest and/or penalties and to be responsible for any taxes, interest and/or penalties assessed against him. Anicom shall be responsible for payment of any FICA, FUTA or Medicare employment taxes associated with payments made pursuant hereto which are customarily the responsibility of an employer.

         In the event that Anicom shall fail to timely wire transfer the Net Settlement Proceeds to the Transferee Account, then in such event, Anicom shall be in default hereunder and interest shall commence to accrue (as of the expiration of the Revocation Period) on the Settlement Proceeds at the rate of Eighteen Percent (18%) per annum, compounded monthly, or at the maximum legal rate of interest allowed by law if lesser in amount.





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         Upon default by Anicom  hereunder,  Nast shall furnish Anicom with notice of such default in the manner and to the person as set forth in paragraph 20 (the "Notice of Default"). If Anicom shall not cure such default hereunder by payment to Nast of the Settlement Proceeds (and accrued interest thereon) within thirty (30) days of the date upon which Nast furnished Anicom the Notice of Default, then the restrictive covenants set forth in Section 6 of the Nast Employment Agreement shall terminate and no longer be of any legal or equitable force or effect. The termination of such restrictive covenants shall not constitute the sole, absolute or exclusive right or remedy of Nast at law or in equity and it is expressly acknowledged that Nast shall be entitled to exercise all other rights or remedies at law or in equity to receive the Settlement Proceeds and such additional payments or benefits provided to him under this Agreement.



4. Effective upon the Effective Date, the options granted by Anicom to Nast to purchase up to 5,000 shares of the common stock of Anicom for the aggregate option price of $43,750 (on a per share bases, for an option price of $8.75 per share) pursuant to a December 9, 1996 Nonqualified Stock Option Agreement shall be fully vested and exercisable as to any or all of the entire 5,000 shares granted therein, notwithstanding the expiration of the Nast Employment Agreement. The expiration of the Nast's employment by Anicom will not impact Nast's ability to exercise any option to purchase shares granted by the December 9, 1996 Nonqualified Stock Option Agreement. Nast, his heirs, beneficiaries, and/or his assigns, may exercise such options through December 9, 2006. Other than the clarification set forth in this section, all other terms of the aforementioned December 9, 1996 Nonqualified Stock Option Agreement shall remain in effect.


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               (a)  Effective upon the Effective  Date,  Nast shall be fully vested in all account balances established or maintained with respect to any Anicom Qualified Plan (as such term is defined in such Section 4.3 of the Nast Employment
                    Agreement).   It  is  acknowledged  that  the  aggregate
                    account balance of Nast's in the Anicom 401K Plan currently approximates $32,000.00. This Agreement serves as an acknowledgment that: (i) Nast is fully vested in such Qualified Account Plan Balance; (ii) that Anicom will, within sixty (60) days of the expiration of the Revocation Period, provide Nast with the customary
                    distribution   package   provided  to   Qualified   Plan
                    participants upon occurrence of a "break in service" (the "Distribution Package"); and (iii) that Anicom will
                    fully  and   completely   implement  the  elections  and
                    directions furnished by Nast to Anicom in connection with the submission of the Distribution Package by Nast to Anicom on or before September 15, 1998 or within thirty (30) days of the submission of the Distribution Package by Nast, whichever shall later occur.

5. In further consideration of the agreements set forth herein, Anicom agrees to (i) continue to provide Nast with health insurance equivalent to that provided to Nast prior





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         to the expiration of the Nast Employment Agreement,  at no cost to
         Nast,  until  March 1,  2001,  and (ii) after  March 1,  2001,  to
         provide   applicable   COBRA  benefits   thereafter   through  the
         applicable COBRA coverage period.

6. Effective upon the Effective Date, Anicom hereby releases and discharges Nast from any and all liability and obligation related to the Nast Employment Agreement, other than any liability or obligation arising from the restrictive covenants set forth in Sections 5 and 6 of the Nast Employment Agreement together with such remedies for breach of such restrictive covenants as set forth in Section 9 of the Nast Employment Agreement. The language of such restrictive covenants and remedies for breach thereof as set forth in the Nast Employment Agreement is as follows:

                  5.       Restrictive Covenants.

                           5.1 Employee's Acknowledgment. Employee agrees and acknowledges that in order to assure Anicom that Anicom will retain its value as a going concern, it is necessary that Employee undertake not to utilize his special knowledge of the Business and his relationships with customers and suppliers to compete with Anicom. Employee further acknowledges that.

                           (a)  Anicom is currently engaged in the Business;

                           (b) Employee has occupied a position of trust and confidence with Northern prior to the date of this Agreement and will acquire an intimate knowledge of proprietary and confidential information concerning Anicom and the Business as a Senior Executive Vice President of Anicom in Troy, Michigan after the date of this Agreement;

                           (c) the agreements and covenants contained in this Section 5 are essential to protect Anicom and the goodwill of the Business;

                           (d) Anicom would be irreparably damaged if Employee were to provide services to any person or entity or otherwise act in violation of the provisions of this Agreement;







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                           (e) the scope and  duration  of the  Restrictive
         Covenants  are  reasonably   designed  to  protect  a  protectable
         interest of Anicom and are not excessive in light of the circumstances; and

                           (f) Employee acknowledges that the Restrictive Covenants are being entered into as a condition to, and in connection with, a sale of substantially all of the assets of Northern to a wholly-owned subsidiary of Anicom.

                           5.2 Non-Compete. The "Restricted Period" for purposes of this Agreement shall be the period of time commencing on the date hereof and ending on the second anniversary of the effective date of the termination of Employee's employment by either Anicom or Employee, for any reason, provided that Anicom may not terminate Employee's employment hereunder during the Initial Employment Period without "Cause" (as defined in Section 7(d)). Employee hereby agrees that at all times during the Restricted Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere within thirty (30) miles of any office of Anicom or Purchaser existing as of the earlier of the date of determination and the effective date of the termination of Employee's employment (collectively, the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from (i) engaging in a business in which the sale of wire and cable is ancillary to the conduct of the business and such business does not compete with Anicom, or (fi) investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee and his "associates" (as such term is defined in Regulation 14A promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of two percent of the stock of such corporation.

                           5.3 Non-Solicitation. Without limiting the generality of the provisions of Section 5.2 above, Employee hereby agrees that, during the Restricted Period, Employee will not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity solicit business from, or otherwise seek to alter or influence Anicom's relationship with, (a) any Person who is or was a customer of Anicom during the Restricted Period, or from any successor in interest to any such Person, for the purpose of marketing, selling or providing any such Person any services or products offered by or available from Anicom, or encouraging any such Person to terminate or otherwise alter his, her or its relationship with Anicom, or (b) any Person who is or was a "Prospective Customer" of Anicom, for the purpose of marketing, selling or providing any such Person any services offered by or available from






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         Anicom or  encouraging  any such Person to  terminate or otherwise alter his, her or its relationship with Anicom. For purposes of this Agreement, "Prospective Customer" shall mean any Person who either Northern or Anicom has contacted (orally or in writing), during the one year period prior to the earlier of (i) the date of determination or (ii) the effective date of the termination of Employee's employment with Anicom, with the goal of such Person becoming a customer of Northern or Anicom.

                           5.4 Interference with Employee Relationships. During the Restricted Period, Employee shall not, directly or indirectly, as employee, agent consultant stockholder, director, co-partner or in any other individual or representative capacity, other than as expressly authorized by Anicom to act on behalf of Anicom, employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by Anicom during the Restricted Period, or otherwise seek to influence or alter any such Person's relationship with Anicom.

                           5.5 Interference with Supplier Relationships. During the Restricted Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, other than as expressly authorized by Anicom to act on behalf of Anicom, seek to influence or alter Anicom's relationship with (a) any Person who is or was a supplier or vendor of Anicom during the Restricted Period, or any successor in interest to any such Person, or (b) any Person who is or was a "Prospective Supplier" of Anicom. For purposes of this Agreement, "Prospective Supplier" shall mean any Person who Northern or Anicom has contacted (orally or in writing) during the one year period prior to the earlier of
         (i) the date of determination or (ii) the effective date of the termination of Employee's employment with Anicom, with the goal of such Person becoming a supplier or vendor of Northern or Anicom.

                           5.6 Blue Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this Section 5 shall nevertheless stand, and the Restricted Period shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restricted Period and/or the Territory to a permissible duration or size.

                  6. Confidential Information. During the term of this Agreement and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of Anicom, furnish, make available or disclose to any third party or use for the benefit of himself or any third patty, any Confidential Information, except to the extent reasonable necessary to carry out Employee's duties and responsibilities to Anicom. As used in this Section 6, "Confidential Information" shall mean any information relating to the Business or affairs of Anicom, including but not limited to information relating to financial statements, business plans, forecasts, purchasing plans,





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         customer identities,  potential customers,  employees,  suppliers, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by Anicom in connection with the conduct of the Business, provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee
         acknowledges   that  the   Confidential   Information   is  vital,
         sensitive, confidential and proprietary to Anicom.

                  9.  Employee  acknowledges  and agrees that the covenants
         set forth in Section 5 and 6 of this Agreement (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of Anicom's business interests, that irreparable injury will result to Anicom if Employee breaches any of the terms of the Restrictive Covenants, and that in the event of Employee's actual or threatened breach of any such Restrictive Covenants, Anicom will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, Anicom shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting Anicom from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

         Nast hereby reaffirms the above covenants and provisions appearing in the Nast Employment Agreement. It is agreed that the restrictive covenant set forth in Section 5 of the Nast Employment Agreement duplicated above terminates March 12, 2003 and will not extend beyond March 12, 2003.



7. Nast acknowledges and understands that the payments and commitments provided for him under this Agreement are in consideration of Nast waiving and otherwise releasing Anicom and its past and present parent and subsidiary companies, affiliates, owners, directors, officers, agents, employees, successors, heirs and assigns (the "Anicom Group"), from certain claims, demands, rights, liabilities, and causes of action. Accordingly, by the execution of this Agreement, and in return for the consideration given to Nast as detailed in paragraphs 3, 4 and 5 of this Agreement, Nast does hereby release,


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     waive,   forever  discharge  and  covenants  not  to  sue  or  to  file administrative charges against the Anicom Group with respect to any and all claims, demands, rights, liabilities, and causes of action of any kind or nature arising out of or in connection with Nast's employment relationship with Anicom or his separation from employment with Anicom, and any and all other claims, known and unknown, which Nast has or may have against Anicom, other than the "Surviving Claims" as defined in
     Section 8. In conjunction with the foregoing, Nast agrees to sign the attached Release of Claims, which is incorporated herein by this reference.

8. It is acknowledged and agreed that the terms and provisions of paragraph 7 which provide for a general release by Nast of the Anicom Group shall not apply to one or more of the following claims (collectively the "Surviving Claims":

                    (i) The obligations of Anicom to Nast as set forth in Agreement and specifically paragraphs 3, 4 and 5 of this Agreement;

                    (ii) The  obligation  to indemnify  Nast with respect to
                         any liability or obligation which is covered by any insurance policy obtained by Anicom in which Anicom and/or Nast are or were insured or covered parties, including but not limited to directors' and officers' liability insurance;






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                    (iii)Any  liability  or  obligation  of  Anicom  to Nast
                         pursuant to Article XII of the Restated Certificate of Incorporation of Anicom, Inc. with respect to Nast's service as an officer of Anicom; or

                    (iv) Any and all claims, demands,  rights,  liabilities,
                         and   causes  of  action  of  any  kind  or  nature
                         whatsoever which arise or accrue with respect to events occurring subsequent to the execution date of this Agreement.



               (a) It is also agreed that the neither the execution of this Agreement nor the Release of Claims described herein shall affect, modify, enlarge, diminish, impact, amend, terminate, create, revoke or otherwise change or alter the following:

                    (i) The obligation of Anicom to make the last $1,133,768 payment to Northern Wire & Cable, Inc. (now known as Northern Liquidation Company) on March 12, 1999, pursuant to the March 12, 1996 NonNegotiable Note executed by Anicom as maker originally given to Northern Wire & Cable, Inc.; or




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                    (ii) Any right,  privilege,  immunity or power  inherent
                         to, attendant with or otherwise associated with the capital stock in Anicom (or any successor in interest of Anicom) which is owned by Nast, his
                         heirs,   personal   representatives,   transferees,
                         successors or assigns, regardless of whether such capital stock is now owned or hereafter acquired.

9. As part of this Agreement, Nast also agrees (a) to waive reinstatement and not to seek future employment in any position with Anicom, or any of its parents, subsidiaries or affiliates, and (b) to refrain from making any unfavorable comments, in writing or verbally, about Anicom, its staff or its policies or procedures.

10. This Agreement does not constitute an admission by Anicom of a violation of any contract, law, order, regulation, enactment or public policy, and Anicom specifically denies any such violation or wrongdoing. This Agreement, its execution, and implementation shall not in any respect be construed, and shall not be admissible in any proceeding, as evidence of (1) an admission of an unlawful employment practice under any federal, state or local statute, regulation, order, or public policy, or (2) an admission by Anicom of a violation of the common law or public policy of the State of Michigan or that of any other State, relating to the discharge of employees or the termination of the employment relationship between employer and employee, or (3) any tort or breach of contract by Anicom; provided however, that none of the foregoing restrictions shall




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         prohibit Nast from  introducing  this  Agreement  into evidence in connection with a legal proceeding enforcing the terms of this Agreement or seeking damages resulting from a breach thereof by Anicom.

11. Except as provided in paragraph 12, below, the parties agree to return any property in their possession which belongs to the other party on or before the expiration of the Revocation Period.

12. Upon expiration of the Revocation Period, Nast shall relinquish his use of the automotive vehicle furnished to him by Anicom (the "Vehicle"). At that time, Nast shall drive the Vehicle to the parking facilities at 2301 W. Big Beaver, Suite 525, Troy, Michigan 48084. All sets of keys for the Vehicle shall be left with Lipson, Neilson, Jacobs & Cole, P.C. Representatives of Anicom shall promptly send personnel to take possession of the keys to the Vehicle and to take possession of the Vehicle. It is understood that the foregoing protocol is for convenience purposes only and no bailment relationship has been established with respect to the Vehicle among Anicom and Nast, or with respect to either of them and any other person. Upon expiration of the Revocation Period, all tangible personal property currently or formerly contained within Nast's desk at Anicom facilities which is currently within the custody or control of Anicom shall be promptly delivered to Lipson, Neilson, Jacobs & Cole, P.C.

13. The parties agree that any press release or internal communication to be issued relating to the expiration of the Nast Employment Agreement shall state that Nast's motivation in leaving the employment of Anicom was his desire to pursue charitable activity and business pursuits unrelated to the business activity of Anicom and that Anicom


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         was willing to honor  Nast's  desires.  Anicom,  for itself and on
         behalf  of  its   parents,   subsidiaries,   affiliates,   owners,
         directors, officers, agents, employees, successors, heirs and assigns agrees to refrain from making any unfavorable comments, in writing or verbally, about Nast.

14. Nast, Anicom and their respective legal counsel expressly recognize that this Agreement shall be revocable for the seven (7) calendar day period following execution of this Agreement by Nast. Accordingly, this Agreement shall not become effective or enforceable until 5:00 p.m. EDT of the eighth day immediately following the date of this Agreement (the "Effective Date"). The period of time between the execution of this Agreement and the Effective Date shall constitute the "Revocation Period". Nast, Anicom and their respective legal counsel further expressly recognize that upon expiration of the Revocation Period, this Agreement will become irrevocable. In any action to enforce this Agreement, the terms of the Agreement shall be binding, and the reneging party expressly and irrevocably waives any right to contest or collaterally attack its terms on any basis, including but not limited to ignorance or mistake. This acknowledgment is not a mere recital by the parties.

15. In compliance with The Older Workers Benefit Protection Act (P.L. 101-433), Anicom and Nast do hereby acknowledge as follows:

                    (a) Nast acknowledges that he fully understands this Agreement;

                    (b) Nast acknowledges that this Agreement and his release and waiver of claims as expressly provided





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                         under this  Agreement  and the attached  Release of
                         Claims specifically applies to any rights or claims he may have against Anicom or any party released herein under the Federal Age Discrimination in Employment Act of 1967, as amended;

                    (c) This Agreement does not purport to waive rights or claims that may arise from acts or events occurring after the date that this Agreement is executed by the parties;

                    (d) Nast acknowledges that the consideration provided for in this Agreement and the provisions of this paragraph is in addition to any amounts to which he is already entitled;

                    (e) Nast further acknowledges that he has been advised of his right to consult with an attorney prior to signing this Agreement and that he has been given a period of twenty one (21) days within which to consider whether to sign this Agreement; and (f) This Agreement shall be revocable by Nast until expiration of the Revocation Period. 16. It is further agreed that Nast will not encourage any employee or former employee of Anicom in litigating claims or filing administrative charges against Anicom, and/or its





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




                         parents, subsidiaries, affiliates, owners, agents, officers, directors, shareholders, or employees, unless required to provide testimony or documents pursuant to a lawful subpoena or as otherwise required by law. Further, Anicom shall not encourage the prosecution of any third party claims against Nast.

17. Both Nast and Anicom agree to keep the nature, terms, and conditions of this Agreement confidential. Anicom and Nast may disseminate the Agreement as necessary for internal administrative purposes, or as required by lawful subpoena, litigation discovery request, government-regulatory inquiry or request for information, and the parties may share information concerning the Agreement with their legal counsel and tax advisors as necessary for purposes of legal or tax advice. Anicom and Nast agree to instruct all individuals whom they inform of the nature, terms, and/or conditions of this Agreement, of the confidential nature of the Agreement. In response to any inquiry from third persons not otherwise referred to in this paragraph concerning this Agreement, Nast agrees to limit his response solely to a statement he has resigned and that the matter has been resolved or words of similar effect.

18. This Agreement and the attached Release of Claims shall be construed without regard to the identity of the person who drafted their provisions and their provisions shall be construed as if each of the parties participated in its drafting. Any rules of construction that a document is to be construed against the drafting party shall not apply to this Agreement.

19. Nast states that he has read and understands that this Agreement and the attached Release of Claims is meant as a settlement and release, releasing Anicom from any and all claims he may have against it other than the Surviving Claims, that he voluntarily agrees to the terms herein, that he knowingly and willingly intends to be legally bound by the same, that he was given adequate opportunity to consider this Settlement Agreement and Release of Claims, and that the terms and conditions hereof were determined by negotiation between Nast and Anicom.

20. Nast acknowledges that any purported revocation of this Agreement must be in writing and signed by him, directed to Anicom's Vice President & General Counsel and received by Anicom's Vice President & General Counsel prior to the end of the Revocation Period.

21. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

22. If any action is brought to interpret or enforce any provision of this Agreement or the rights or obligations of any party to the Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the losing party in opposition.

23. No provisions of this Agreement may be modified, amended or terminated except by a written agreement executed by all of the parties to this Agreement.


24. This Agreement and the attached Release of Claims constitutes and contains the entire agreement and understanding between the parties concerning the subject matter of this Agreement, and supersedes all prior negotiations, proposed agreements and understandings, if any, between the parties. 25. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.




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




26. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

27. Each person executing this Agreement warrants and represents that he is duly authorized to execute the Agreement on behalf of and to legally bind, the party for whom he is signing.


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



         IN WITNESS WHEREOF, the Agreement is duly executed on the dates appearing below.

                                                ANICOM, INC.


Dated:_________________________                 By:_______________________
                                                     Donald C. Welchko
                                                     Chief Financial Officer



                                                GLEN. M. NAST


Dated:__________________________                __________________________
                                                Glen M. Nast



























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